SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) December 1998
                              (November 2, 1998)


                         TOUCHTUNES MUSIC CORPORATION
              -----------------------------------------------------
            (Exact name of Registrant as specified in its charter)


         NEVADA               33-7006              87-048534
    ----------------       --------------   -----------------------
    (State or other         (Commission      (I.R.S. Employer
    jurisdiction of          File No.)       Identification Number)
    incorporation or
     organization)

              1800 E. Sahara, Suite 107, Las Vegas, Nevada 89104
              ---------------------------------------------------
                   (Address of principal executive offices)

Registrant's telephone number, including area code (702) 792-7405
                                                   ---------------


                       TECHNICAL MAINTENANCE CORPORATION
         --------------------------------------------------------------
         (Former name or former address, if changed since last report)






















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ITEM 1.  Changes in Control of Registrant.

          As previously reported on Registrant's Form 8-K for the month of March 1997, on March 21, 1997, two independent Canadian Investors, Societe Innovatech du Grand Montreal and Sofinov Societe Financiere D'Innovation Inc. (the "Canadian Investors"), agreed to invest $4,000,000 Canadian Dollars (CDN) for the development and promotion of the Registrant's Digital Jukebox, upon certain terms and conditions. To accomplish this, the Canadian Investors agreed to invest $4,000,000 CDN in TouchTunes Digital Jukebox Inc. ("TouchTunes"), a Canadian corporation which was organized by the Registrant specifically for that purpose. The Registrant entered into an agreement by which TouchTunes agreed to carry out the research and development work needed for the Digital Jukeboxes and to provide all such additional services reasonably requested by the Registrant in connection with the implementation of the Digital Jukebox project.

          The Canadian Investors initially purchased 100 Class B shares and 20 Class C shares of TouchTunes, at a price of $5,000 CDN per share, for an immediate cash consideration of $600,000 CDN. They also subscribed to an additional 680 Class C shares of TouchTunes, at a price of $5,000 CDN per share, for a consideration of $3,400,000 CDN. Both the Class C shares and the $3,400,000 CDN were deposited in escrow. The Class B and the Class C shares of TouchTunes may be exchanged at the option of the Canadian Investors, into 2,000,000 shares of Series A Preferred Stock of the Registrant and then converted share for share into Common Stock. Subsequently, on May 9, 1997, the Canadian Investors released an additional $750,000 CDN against delivery of 150 Class C shares, leaving a balance of $2,650,000 CDN and 530 Class C shares in escrow. On July 17, 1997, the Canadian Investors released the remaining $2,650,000 CDN to TouchTunes against delivery to them of the remaining 530 Class C shares of TouchTunes. These funds have been used to implement the start-up business activities of the Registrant.

          The Registrant is the owner of 800 Class A shares of TouchTunes. As a result of the foregoing transactions, the Canadian Investors own 100 Class B shares and 700 Class C shares of TouchTunes. The Class A shares entitle the holder to one vote per share. The Class B shares entitle the holder to eight votes per share and the Class C shares are non-voting. Therefore, the Registrant and the Canadian Investors have equal voting rights in TouchTunes.

          On February 11, 1998, the Canadian Investors subscribed for an aggregate principal amount of $4,000,000 (US) of debentures ("Debentures") issued by TouchTunes. The Debentures are payable by TouchTunes on demand, only after the occurrence of an event of default as defined by the subscription agreement. Upon default, the Debentures would bear interest at the rate of 12% per annum, payable in one single installment, concurrently with the payment of the principal amount. At any time prior to February 11, 1999, TouchTunes had the right to require the Canadian Investors to purchase additional Debentures, up to an aggregate principal amount of $10,000,000 (US), bearing the same terms and conditions, in six increments of $1,000,000 each.

          On that same date, February 11, 1998, the Registrant entered into a "Debenture Put Right Agreement" with the Canadian Investors, providing them with the right and option to require the Registrant to purchase all or any part of the principal amount of Debentures they have acquired (up to $10,000,000 in principal amount), at an exchange rate of $2.00 per share, for the issuance by the Registrant of up to 5,000,000 shares of Series A Preferred Stock, convertible at the option of the holders, share for share, into an aggregate of up to 5,000,000 shares of the Registrant's Common Stock.



          On February 11, 1998, the Registrant and the Canadian Investors amended and restated their Shareholders' Agreement of March 21, 1997. Among other things, the Amended and Restated Agreement provides that the Canadian Investors collectively are entitled to two seats on the Registrant's Board of Directors, which shall consist of at least six directors.

          On August 5, 1998, TouchTunes required the Canadian Investors to purchase an additional $2,000,000 (US) principal amount of Debentures with the same terms as those previously issued on February 11, 1998.

          On November 2, 1998, TouchTunes required the Canadian Investors to purchase an additional $4,000,000 (US) principal amount of Debentures with the same terms as those previously issued on February 11, 1998, bringing the total amount of Debentures purchased to the agreed upon maximum of $10,000,000 (US) .

          Based on the present number of shares of the Registrant's Common Stock issued and outstanding (14,658,644 shares), upon the exchange of their TouchTunes Class B Shares of Series A Preferred shares of the Registrant and the conversion of such Series A Preferred shares into 2,000,000 shares of the Registrant's Common Stock, the Canadian Investors will own approximately 12% of the Common Stock of the Registrant. Upon the exchange of their $10,000,000 principal amount of Debentures into an additional 5,000,000 shares of the Registrant's Series A Preferred Stock and their conversion of such Series A Preferred shares into the Registrant's Common Stock, the Canadian Investors will own approximately 32.32% of the Registrant's Common Stock.

ITEM 5.  Other Events.

          (a) On December 4, 1998, the Registrant changed its name to TouchTunes Music Corporation and increased its authorized shares to 50,000,000 shares of Class A Voting Common Stock, and 10,000,000 shares of Series A Preferred Stock.

ITEM 7.  Financial Statements and Exhibits.

Exhibits:

3.(iii)   Certificate of Amendment to Articles of Incorporation.

10. (xxii) Debenture dated November 2, 1998, registered in the name of Sofinov Societe Financiere D'Innovation Inc. in the principal amount of $700,000.

10. (xxiii) Debenture dated November 2, 1998, registered in the name of Sofinov Societe Financiere D'Innovation Inc. in the principal amount of $700,000.

10. (xxiv) Debenture dated November 2, 1998, registered in the name of Sofinov Societe Financiere D'Innovation Inc. in the principal amount of $700,000.

10. (xxv) Debenture dated November 2, 1998, registered in the name of Sofinov Societe Financiere D'Innovation Inc. in the principal amount of $700,000.

10. (xxvi) Debenture dated November 2, 1998, registered in the name of Societe Innovatech Du Grand Montreal in the principal amount of $300,000.

10. (xxv) Debenture dated November 2, 1998, registered in the name of Societe Innovatech Du Grand Montreal in the principal amount of $300,000.

10. (xxviii) Debenture dated November 2, 1998, registered in the name of Societe Innovatech Du Grand Montreal in the principal amount of $300,000.


10. (xxix) Debenture dated November 2, 1998, registered in the name of Societe Innovatech Du Grand Montreal in the principal amount of $300,000.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TOUCHTUNES MUSIC CORPORATION


Date:  December 13, 1998           Per: /s/Tony Mastronardi
                                        --------------------
                                        Tony Mastronardi,
                                        President and Director











































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